Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-156941, 333-171957, 333-194706) and Form S-8 (File No.333-171954, 333-150268, 333-185065) of our report dated September 29, 2014, relating to the consolidated financial statements of ZBB Energy Corporation, which includes an explanatory paragraph relating to ZBB Energy Corporation's ability to continue as a going concern and appears in this Annual Report on Form 10-K for the year ended June 30, 2014.

Milwaukee, Wisconsin
September 29, 2014